Exhibit 1

SECURITIES PURCHASE AGREEMENT

by and between

FUELCELL ENERGY, INC.

and

NRG ENERGY INC.

July 30, 2014

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EXHIBIT A	-	DEFINITIONS
EXHIBIT B	-	DISCLOSURE SCHEDULES
EXHIBIT C	-	FORM OF WARRANT

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 30, 2014, is made by and between FUELCELL ENERGY, INC., a Delaware corporation (the “Company”), and NRG ENERGY, INC., a Delaware corporation, together with its permitted transferee (the “Purchaser”).  Capitalized terms used herein and not otherwise defined have the meanings given to them in Exhibit A.

RECITALS:

A.            The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and/or Regulation D under the Securities Act or Regulation S thereunder.

B.            The Purchaser desires to purchase and the Company desires to sell, subject to the terms and conditions stated in this Agreement, shares of Common Stock which is equal to $35.0 million divided by the per share closing NASDAQ market price on the trading day immediately preceding the Closing.

C.            As set forth herein, the Company has agreed to provide certain registration rights with respect to the Shares and Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1          Purchase and Sale of Securities.  Subject to the terms and conditions set forth in this Agreement and to the conditions set forth herein, and in reliance upon the Company’s and the Purchaser’s representations set forth herein, at the Closing, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company 14,644,352 shares of Common Stock (each a “Share” and collectively, the “Shares”), free and clear of any Liens. At the Closing, the Purchaser shall pay the Company, as consideration for the Shares, cash in an amount equal to $35,000,000 in the aggregate (the “Purchase Price”) for a per share purchase price of $2.39 which is equal to the per share closing NASDAQ market price on the trading date immediately preceding the Closing (the “Per Share Purchase Price”).  The Per Share Purchase Price is the consolidated closing bid price of one share of the Company’s Common Stock on NASDAQ immediately preceding the entering of this Agreement.  In addition, at the Closing, for no additional consideration, the Company will issue a warrant to the Purchaser in the form attached hereto as Exhibit C (the “Warrant”) to purchase, at a price of $3.35 per share, up to

2,000,000 additional shares of Common Stock (the “Warrant Shares”) subject to the terms and conditions of the Warrant.

1.2          Payment.  At the Closing, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds, in US dollars, in accordance with wire instructions provided by the Company to the Purchaser prior to the Closing.  The Company (i) will instruct its transfer agent to deliver to the Purchaser at Closing a certificate evidencing the Shares registered in the name of the Purchaser (or, if requested by Purchaser, the Shares in book entry form), or in the name of a nominee designated by the Purchaser and, (ii) issue the Warrant registered in the name of the Purchaser or in the name of a nominee designated by the Purchaser, in both cases against delivery of the Purchase Price on the Closing Date.

1.3          Adjustment.  The number of Shares to be purchased by the Purchaser at the Closing pursuant to Sections 1.1 and 1.2 and the Per Share Purchase Price (as well as the Warrant Shares and related terms of the Warrant) shall be proportionately adjusted for any subdivision or combination of Common Stock (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise).

1.4          Closing Date.  The closing of the transaction contemplated by this Agreement (the “Closing”) will take place on the date hereof or such other date and time as shall be agreed in writing by the Company and the Purchaser, unless this Agreement has been earlier terminated pursuant to its terms (the actual time and date of the Closing being referred to herein as the “Closing Date”).  The Closing will be held at the offices of Patterson Belknap Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036 or at such other time and place as shall be agreed upon by the Company and the Purchaser.  At the Closing, the Company and the Purchaser shall make certain deliveries, as specified in Sections 1.2, 1.5 and 1.6, and all such deliveries, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously on the occurrence of the last delivery and none of such deliveries shall be effective until the last of the same has occurred.

1.5          Additional Purchaser Deliveries at the Closing.  At the Closing, the Purchaser shall deliver to the Company, subject to Section 1.2, the certificates, agreements, instruments and other documents referred to in Section 5.1.

1.6          Additional Company Deliveries at the Closing.  At the Closing, the Company shall deliver to the Purchaser, subject to Section 1.2, the certificates, opinions, agreements, instruments and other documents referred to in Section 5.2.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement or as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof, the Company hereby represents and warrants as follows:

2.1          Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted as disclosed in the SEC Documents.  The Company owns all of the capital stock or membership interests of each Subsidiary free and clear of any and all Liens, and all of the outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not be reasonably likely to have a Material Adverse Effect and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such corporate power and authority or qualification.

2.2          Authorization; Enforcement.  The Company has all requisite corporate power and corporate authority to enter into and to perform its obligations under this Agreement (and each of the other agreements entered into by the parties hereto in connection with the Offering) (collectively, the “Related Agreements”), to consummate the transactions contemplated hereby and thereby and to issue the Shares in accordance with the terms hereof and thereof.  The execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof (including the issuance of the Shares) have been duly authorized by all necessary corporate proceedings on the part of the Company.  This Agreement and the Related Agreements have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by applicable laws or public policy underlying such laws.

2.3          Capitalization.

(a)           The authorized capital stock of the Company consists of 400,000,000 shares of its Common Stock and 250,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).  As of the date hereof, the issued and outstanding shares of capital stock of the Company consisted of 269,313,119 shares of Common Stock and 64,020 shares of Preferred Stock.

(b)           All the outstanding shares of capital stock of Common Stock have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

(c)           On the Closing Date, except as disclosed in the SEC Documents or on Section 2.3 of the Disclosure Schedules, there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exchange or exercise of any security of the Company or any of its Subsidiaries, nor will there be any rights, options, calls or warrants outstanding or other agreements to acquire shares of Common Stock or capital stock of any Subsidiary nor will the Company or any of its Subsidiaries be contractually obligated to purchase, redeem or otherwise acquire any of their respective outstanding shares.  Except as disclosed in the SEC Documents, no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company and no stockholder of the Company has any rights, contractual or otherwise, to designate members of the Company’s Board of Directors (the “Board”), other than in accordance with the DGCL.  Except as disclosed in the SEC Documents, there are no stockholder, voting or other agreements relating to the rights and obligations of the Company’s stockholders.

(d)           The Company’s Certificate of Incorporation (the “Certificate of Incorporation”), as in effect on the date hereof, and the Company’s Bylaws (the “Bylaws”) as in effect on the date hereof, are each filed as exhibits to the SEC Documents.

2.4          Issuance of Securities.  The Securities are duly authorized and, upon issuance, sale and delivery as contemplated by this Agreement (or the Warrant, as applicable), will be validly issued, fully paid and non-assessable securities of the Company, free and clear of any and all Liens, other than restrictions on transfer imposed by federal or state securities laws.  Assuming the accuracy of all representations and warranties of the Purchaser set out in Article 3, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act and all applicable “blue sky” laws.

2.5          No Conflicts; Government Consents and Permits.

(a)           The execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws; (ii) except as described or referred to in Section 2.5(a) of the Disclosure Schedules, violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of notice, consent, termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which the Company or any of its Subsidiaries is a party, or (iii) subject to receipt of the Required Approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults and violations as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  Except as set forth in Section 2.5(a) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Shares) will not be deemed a change of control under any agreement, instrument or indenture to which the Company or any of its Subsidiaries is a party.

(b)           The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any of the Related Documents in accordance with the terms hereof and thereof, or to issue and sell the Securities in accordance with the terms hereof and thereof, other than such as have been made or obtained, and except for (i) the registration of the Shares and the Warrant Shares under the Securities Act pursuant to Section 6 hereof, (ii) any filings required to be made under U.S. federal or state or foreign securities laws, or (iii) any filings or notifications required by the NASDAQ Global Market (“NASDAQ” and collectively, the “Required Approvals”).

(c)           Each of the Company and its Subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it as described in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect (“Material Permits”).  Neither the Company nor any of its Subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any Material Permit.

2.6          SEC Documents, Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.7          Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

2.8          Accounting Controls.  The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9          Absence of Litigation.  Except as disclosed in the SEC Documents, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries that if determined adversely to the Company or any of its Subsidiaries would be reasonably likely to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries, nor any director or officer thereof is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any of its Subsidiaries or any director or officer thereof.  The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

2.10        Intellectual Property Rights.

(a)           The Company and its Subsidiaries own, or have sufficient rights to use and otherwise exercise and exploit and license, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as currently being conducted as described in the SEC Documents, as previously conducted and as proposed to be conducted in the SEC Documents (collectively, the “Intellectual Property Rights”), except where the failure to own or license such Intellectual Property Rights would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  Except as set forth in the SEC Documents, neither the Company nor any Subsidiary has received any notice (including any offer of a license) that any past, current or proposed activity of (or any Intellectual Property Rights used, exploited or exercised by) the Company or any Subsidiary may violate or infringe upon the rights of any Person and neither has any reason to anticipate that any such notice may be forthcoming (or that there is or may be any basis therefor).  Except as set forth in the SEC Documents, to the knowledge of the Company, all of the Intellectual Property Rights are enforceable and there is no existing or expected material infringement (or challenge) by another Person of (or to) any of the Intellectual Property Rights.  To the Company’s knowledge, no present or former employee, officer or director of the Company or any of its Subsidiaries, or agent or outside contractor of the Company or any of its Subsidiaries, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property Rights, except those formally assigned or transferred to the Company by such employees.  The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except those formally assigned or transferred to the Company by such employees.

(b)           To the Company’s knowledge:  (i) no trade secret of the Company or any of its Subsidiaries has been used, disclosed or appropriated to the detriment of the Company or any of its Subsidiaries for the benefit of any Person other than the Company or its Subsidiaries; and (ii) no employee, independent contractor or agent of the Company or any of its Subsidiaries has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Company or its Subsidiaries, except in the cases of clauses (i) and (ii) as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

2.11        No Material Adverse Change.  Since October 31, 2013, except as disclosed in the SEC Documents or has occurred in the ordinary course of business, there has been no (i) change, circumstance, development or event which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) issuance of capital stock (other than pursuant to (1) the exercise of options, warrants, or convertible securities outstanding at such date or (2) employee benefit plans) or options, warrants or rights to acquire capital stock (other than the rights granted (1) to the Purchaser hereunder or (2) pursuant to employee benefit plans), (iv) material loss, destruction or damage to any property of the Company or any of its Subsidiaries, whether or not insured, (v) acceleration of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any of its Subsidiaries or any material change in their personnel or the terms and conditions of employment, (vii) waiver of any valuable right in favor of the Company or any of its Subsidiaries, (viii) loan or extension of credit to any officer of the Company or any of its Subsidiaries or to any employee of the Company or any of its Subsidiaries in an amount in excess of $25,000 or (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any of its Subsidiaries otherwise than for fair value in the ordinary course of business.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

2.12        Taxes.  The Company and its Subsidiaries have filed (or have obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not, individually or in the aggregate, have a Material Adverse Effect.  Each of the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

2.13        Real and Personal Property.  The Company and its Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its Subsidiaries, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use of such property by the Company and its Subsidiaries or (ii) would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

2.14        Material Contracts.

(a)           Except for contracts filed as exhibits to the SEC Documents (“Material Contracts”) and except for this Agreement and the Related Agreements, the Company does not have any agreements, contracts and commitments that are material to the business, financial condition, assets, prospects or operations of the Company or any of its Subsidiaries that would be required to be filed under the Exchange Act.

(b)           The Company is not in material default under or in violation of, nor to the Company’s knowledge, is there any valid basis for any claim of default under or violation of, any Material Contract.

(c)           All agreements, contracts and commitments required to be filed by the Company under the Exchange Act or the Securities Act in the two years prior to Closing have been filed in a timely manner with the SEC.

2.15        Employee Benefit Plans; Employee Matters.  The consummation of the transactions contemplated by this Agreement and the Related Agreements will not (i) entitle any current or former employee or other service provider of the Company or any of its Subsidiaries to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider, alone or in conjunction with any other possible event (including termination of employment).  The Company and its Subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.  To the Company’s knowledge, no employees of the Company or its Subsidiaries are in material violation of any term of any material employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company (or its Subsidiaries) because of the nature of the business conducted or presently proposed to be conducted by the Company or its Subsidiaries or to the use of trade secrets or proprietary information of others.  No Named Executive Officer of the Company or any of its Subsidiaries has given written notice to the Company or its Subsidiaries, and the Company is not otherwise aware, that any such Named Executive Officer intends to terminate his or her employment with the Company or any of its Subsidiaries.

2.16        Environmental Laws.  The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, violation of which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.  None of the premises or any properties owned, occupied or leased by the Company or any of its Subsidiaries have been used by the Company or any of its Subsidiaries, or to the Company’s knowledge, by any other Person to manufacture, treat, store, or dispose of any substance that have been designated to be a “hazardous substance” under applicable environmental laws in violation of any applicable environmental laws, violation of which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

2.17        Compliance with Law.  Neither the Company nor any of its Subsidiaries is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including ,without limitation laws or regulations relating to the environment or to occupational health and safety, except for violations that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, and no material expenditures are known to be or expected to be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations.

2.18        Insurance.  The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the business and stage of development and locations in which the Company or any of its Subsidiaries are engaged and (ii) with the resources of the Company and its Subsidiaries.  The Company has not received any written notice that the Company or its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires.  All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company has complied with all material terms and conditions of such policies, including premium payments.  The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.19        Foreign Corrupt Practices.  Neither the Company or any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made or received any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to or from any foreign or domestic government official or employee.

2.20        Related Party Transactions.  Except with respect to the transactions that are contemplated hereby or in the Related Agreements and except with respect to transactions involving amounts less than $120,000, all transactions, including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services, providing for rental of real estate or personal property or otherwise involving payments or obligations, that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any

Affiliate or Affiliates of any such executive officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents in accordance with the requirements of Item 404 of Regulation S-K under the Securities Act.

2.21        No Conflicting Registration Rights.  No Person other than the Purchaser has the right to prohibit, delay or suspend the Company from filing the Registration Statement and fully performing its obligations with respect thereto as contemplated hereunder.  The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company or any of its Subsidiaries is a party.

2.22        NASDAQ.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and is listed on NASDAQ, and trading in the Common Stock has not been suspended and the Company has taken no action designed to, or that is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ.  To the Company’s knowledge, the Company and the Common Stock meet the criteria for continued listing and trading on NASDAQ.

2.23        Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.24        Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the Related Agreements and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any of its respective representatives or agents to the Company in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the Related Agreements has been based on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

2.25        Accountants.  KPMG LLP has advised the Company that it is, and to the best knowledge of the Company it is, an independent accountant as required by the Sarbanes-Oxley Act of 2002, the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

2.26        No Manipulation of Stock.  The Company has not taken, nor will it take, directly or indirectly, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

2.27        Form S-3 Eligibility.  The Company is eligible to register the resale of its Common Stock by the Purchaser under Form S-3 promulgated under the Securities Act.

2.28        Vote Required.  No vote of the holders of any class or series of the Company’s capital stock, including the Common Stock, is necessary to approve the issuance of the Securities and any other transactions contemplated by this Agreement or the Related Agreements.

2.29        Board Approval.  The Board, at a meeting duly called and held, has (a) determined that the Offering is fair to, advisable and in the best interests of the Company and the stockholders of the Company, and (b) approved the Offering and this Agreement and the Related Agreements.

2.30        Sarbanes-Oxley Act.  The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, and any and all applicable rules and regulations promulgated by the SEC thereunder.

2.31        Books and Records.  The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls.

2.32        Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

2.33        Fees.  The Company has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

ARTICLE 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Company as follows:

3.1          Investment Purpose.  The Purchaser is purchasing the Securities for its own account for investment and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other Persons regarding the sale or distribution of such Securities except as contemplated by this Agreement or the Related Agreements and in compliance with the Securities Act.  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of this Agreement or the Related Agreements and in compliance with applicable securities laws.  In making the representation herein, however, the Purchaser does not agree to hold any of the Securities for any minimum or other specified term and reserves the right to dispose of the Securities at any time in compliance with the Securities Act.

3.2          Purchaser Status; Questionnaires.  At the time Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” within the meaning of Rule 501 of Regulation D.

3.3          Reliance on Exemptions.  The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from or non-application of the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

3.4          Information.  The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, businesses, properties, management and prospects sufficient to enable it to evaluate its investment, including, without limitation, the Company’s SEC Documents, and the Purchaser has had the opportunity to review the SEC Documents; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other due diligence investigation conducted by such Purchaser or any of its advisors or representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s and its Subsidiaries representations, warranties and covenants contained herein or in the Related Agreements.

3.5          Acknowledgement of Risk.

(a)           The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) the Company has a history of operating losses and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is speculative, and only the Purchaser who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is limited; (v) in the event of a disposition of the Securities, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.  Such risks are more fully set forth in the SEC Documents.

(b)           The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities.

(c)           The Purchaser has, in connection with the Purchaser’s decision to purchase the Securities and with respect to all matters relating to this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Company.

3.6          Governmental Review.  The Purchaser understands that no United States federal or state or foreign agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

3.7          Transfer or Resale.  The Purchaser understands that:

(a)           the Securities have not been and are not being registered under the Securities Act (other than as contemplated in Article 6 of this Agreement) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act or exempt from the registration requirements of the Securities Act under Rule 144 thereunder; or (ii) the Purchaser has delivered to the Company an opinion of counsel to the Purchaser (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, provided that no opinion shall be required by the Company in the case of transfers under Rule 144; and

(b)           except as set forth in Article 6 of this Agreement, neither the Company nor any other Person is under any obligation to register the resale of any of the Securities under the Securities Act or any state or foreign securities laws or to comply with the terms and conditions of any exemption thereunder.

3.8          Legends.

(a)           The Purchaser understands the certificates representing the Shares and the Warrant Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR REGULATION S THEREUNDER, AND ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(b)           The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares and the Warrant Shares (i) following any sale of the Shares and the Warrant Shares pursuant to an effective registration statement, or (ii) if such Shares or Warrant Shares are eligible for sale without restrictions under Rule 144 or under any no-action letter issued by the SEC.  Following the time a legend is no longer required for any Shares or Warrant Shares hereunder, the Company will, no later than five (5) Business Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares or Warrant Shares, accompanied by such additional information as the Company or the Company’s transfer agent may reasonably request, deliver or cause to be delivered to the Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends.

(c)           Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the Company will not require an opinion of counsel in connection with the transfer by the Purchaser of any Shares to an Affiliate of the Purchaser.

3.9          Authorization; Enforcement.  The Purchaser is duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby.  The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Related Agreements.  Upon the execution and delivery of this Agreement and the Related Agreements, this Agreement and the Related Agreements shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by applicable securities laws or public policy underlying such laws.

3.10        No Short Sales.  Between the time the Purchaser learned about the Offering and the public announcement of the Offering, the Purchaser has not engaged in any short sales or similar transactions with respect to the Common Stock, nor has the Purchaser, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock.

3.11        Brokers.  The Purchaser has not engaged any brokers, finders or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage for finder’s fees or agent’s commissions or any similar charges in connection with this Agreement and the Related Agreements.

ARTICLE 4

COVENANTS

4.1          Reporting Status and Public Information.  The Common Stock is registered under Section 12 of the Exchange Act.  While the Company Common Stock remains registered under Section 12 of the Exchange Act, the Company agrees to use commercially reasonable efforts to (a) timely file all documents with the SEC, (b) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times, (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act and (d) so long as a Holder owns any Shares or Warrant Shares, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

4.2          Financial Information.  The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United States, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.3          Securities Laws Disclosure; Publicity.

(a)           Except as may be required by law or the rules of the SEC or NASDAQ, neither the Company nor any Subsidiary shall use the name of, or make reference to, the Purchaser or any of its Affiliates in any press release or in any public manner (including any reports or filings made by the Company under the Exchange Act) without the Purchaser’s prior written consent, which consent shall not be unreasonably withheld or delayed.  Any press release of the Company that references the Purchaser or any of its Affiliates and their participation in the Offering shall be approved by the Purchaser, which approval will not be unreasonably withheld or delayed.

(b)           Within four (4) Business Days after the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and the Related Agreements and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act.

4.4          Covenants Pending Closing.  Prior to the Closing, the Company shall maintain its existence and conduct and cause its Subsidiaries to conduct their respective businesses in usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall not, and shall not permit its Subsidiaries to, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, delayed or conditioned, take any action which would result in any of the representations or warranties contained in this Agreement not being materially true or correct at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance.  The Company will promptly advise the Purchaser of any action or event of which it becomes aware which has the effect of making materially incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

4.5          Limits on Additional Issuances.  Neither the Company, any of its Subsidiaries nor any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that could be integrated with the sale of the Securities in a manner that could require the registration of the Securities under the Securities Act.

4.6          Sales by Purchaser.  The Purchaser will not make any sale, transfer, pledge or other disposition of the Securities in violation of U.S. federal or state or foreign securities laws or the terms of this Agreement.

4.7          Further Assurances.  Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

4.8          Consents and Approvals.  From and after the date hereof, the Company shall use its reasonable best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated hereby.

4.9          Form D and Blue Sky.  The Company agrees to timely file a Form D with the SEC with respect to the Securities to the extent required under Regulation D of the Securities Act and to provide, upon request, a copy thereof to the Purchaser.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities and “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.  The Company shall make all timely filings and reports relating to the offer and sale of the Securities required under applicable securities and “blue sky” laws of the states of the United States following the Closing Date.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.9.

4.10        Efforts to Satisfy Conditions.  Each party shall use its commercially reasonable efforts to satisfy each of the conditions to be satisfied by it as provided in Article 5 of this Agreement.

4.11        Use of Proceeds.  The proceeds received by the Company from the issuance and sale of the Securities shall be used by the Company for working capital and other general corporate purposes.

4.12        Expenses.  The Company and the Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

4.13        Indemnification.  The Company and the Purchaser will indemnify and hold the other (the “Indemnified Party”) and its respective directors, officers, stockholders, members,

partners, employees and agents harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the Indemnified Party and its directors, officers, stockholders, members, partners, employees and agents may suffer or incur as a result of any breach of any of the representations, warranties, covenants or agreements made by the other in this Agreement.  The detailed procedures for the indemnification under this Section 4.13 shall follow the procedures set forth in Sections 6.7(c) and 6.7(d).

4.14        Director Designation Rights.

(a)           Board Representation.

(i)            Promptly following the written request of the Purchaser, if prior to a Termination Event, the Board shall adopt resolutions that (i) increase the number of natural persons that constitute the whole Board by one (1) person and (ii) fill the vacancy created by virtue of such increase in the size of the Board with an individual designated by the Purchaser, who must in the reasonable judgment of the Company, (A) qualify as an Independent Director, (B) have the requisite skill and experience to serve as a director of a publicly traded company, (C) not be prohibited or disqualified from serving as a director of the Company pursuant to the Company’s Bylaws (as in effect as of the date of determination) or any rule or regulation of the Commission, NASDAQ (or any other principal stock exchange or market upon which the Common Stock may trade), the Company’s, Nominating and Corporate Governance Committee Charter (as in effect as of the date of determination) or by applicable law and (D) otherwise be reasonably acceptable to the Company (the “Designated Director”). Such Designated Director shall stand for nomination and appointment to the Company’s Board of Directors in accordance with the provisions in the Company’s, Nominating and Corporate Governance Committee Charter. The Purchaser shall, and shall cause the Designated Director to, timely provide the Company with accurate and complete information relating to the Purchaser and the Designated Director that may be required to be disclosed by the Company under the Exchange Act.  In addition, at the Company’s request, the Purchaser shall cause the Designated Director to complete and execute the Company’s standard director and officer questionnaire and provide such other information as the Company may reasonably request prior to being admitted to the Board or standing for reelection at an annual meeting of Stockholders or at such other time as may be requested by the Company.

(ii)           The Designated Director will hold office until his or her term expires and such Designated Director’s successor has been duly elected and qualified or until such Designated Director’s earlier death, resignation or removal.

(iii)          In order to designate an individual for appointment to the Board, the Purchaser must submit to the Company a written notice in accordance with the notice provisions set forth in Section 7.8 of this Agreement, which notice shall include (i) the name, age, business address and residence address of such designee, (ii) a current resume and curriculum vitae of such designee and (iii) a statement describing such designee’s qualifications.

(iv)          Prior to a Termination Event:

(A)          in connection with each annual meeting of Stockholders, and subject to the conditions of Section 4.14(a)(i) of this Agreement, the Company shall nominate the Designated Director for reelection to the Board and shall take all reasonable and lawful actions necessary or advisable to cause the Board to recommend that the Stockholders vote “FOR” the election of the Designated Director;

(B)          upon written notice from the Company to the Purchaser that a Resignation Event or Termination Event has occurred, which notice shall set forth in reasonable detail the facts and circumstances constituting any Resignation Event that has occurred, the Purchaser will cause the Designated Director then serving as a member of the Board to resign as a member of the Board within two (2) Business Days of such written notice; and

(C)          any vacancy caused by the death, disability or resignation of the Designated Director shall be filled by the Board with an individual designated by the Purchaser who, subject to the conditions of Section 4.14(a)(i) of this Agreement, shall become the Designated Director.

(v)           Any action by the Purchaser to designate or replace the Designated Director shall be evidenced in writing furnished to the Company and shall be signed by or on behalf of the Purchaser.

(vi)          Prior to designating a Designated Director, the Purchaser shall enter into a written agreement in a form reasonably satisfactory to the Company with the Designated Director whereby such Designated Director agrees to resign as a member of the Board upon a Resignation Event, a Termination Event or at the Purchaser’s request, as applicable.  The Purchaser acknowledges and agrees that such an agreement is in the best interest of the Company and the Purchaser, and that the Company shall be a third party beneficiary of the terms and conditions of such an agreement, and the Company shall have the right to enforce such an agreement to the same extent as the parties thereto.

(b)           Termination of Director Designation Rights.  Upon the occurrence of a Termination Event, the Purchaser’s right to designate, and the Company’s obligation to nominate, the Designated Director shall automatically terminate.  Additionally, if requested in writing by the Company following the occurrence of a Termination Event, the Purchaser shall cause the Designated Director then serving as a member of the Board, promptly following receipt of a written request from the Company, to resign as a member of the Board (and, in all events, within two (2) Business Days following such written request).  In the event the Company does not request that the Designated Director be caused to resign upon occurrence of a Termination Event, such Designated Director will no longer be considered a designee of the Purchaser and will be subject to election and reelection in accordance with the Company Bylaws.  The Purchaser shall have the right at any time to cause the Designated Director to resign as a member of the Board and to waive its rights to designate a nominee for election to the Board.

4.15        Standstill.  Following the Closing and until the Standstill Termination, the Purchaser agrees that, unless specifically invited in writing by the Company, neither it nor any of its Affiliates, will in any manner, directly or indirectly:

(a)           effect, seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist any other Person to effect, seek, offer or propose (whether publicly or otherwise) to effect or participate in:

(i)            any acquisition of any securities (or beneficial ownership thereof) or all or substantially all of the assets of the Company or any of its Subsidiaries; provided, however, that the Purchaser may acquire without the prior consent of the Company up to an additional number of shares of the Company’s Common Stock equal to ten percent (10%) of such shares outstanding as of the date of this Agreement,

(ii)           any tender or exchange offer, merger or other business combination involving the Company or any of its Subsidiaries,

(iii)          any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries, or

(iv)          any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company;

(b)           form, join or in any way participate in a “group” (as defined under the 1934 Act) with respect to the securities of the Company;

(c)           make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any extraordinary transaction involving the Company or its securities or assets;

(d)           otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company;

(e)           take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or

(f)            enter into any discussions or arrangements with any third party with respect to any of the foregoing.

ARTICLE 5

CONDITIONS TO CLOSING

5.1          Conditions to Obligations of the Company.  The obligation of the Company to issue and deliver the Securities on the Closing Date shall be subject to the performance by the Purchaser of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following further conditions:

(a)           Receipt of Purchase Price.  The Company shall have received payment of the Purchase Price for the Securities being purchased hereunder.  The Purchase Price shall be paid in immediately available funds, in US dollars.

(b)           Representations and Warranties.  The representations and warranties of the Purchaser contained in Article 3 shall be true in all material respects on and as of the Closing Date (except for such representations and warranties that are qualified as to materiality, which shall be true in all respects) as though such representations and warranties were made at and as of such date.

(c)           Compliance with Agreement.  The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by them prior to or on the Closing Date.

(d)           Absence of Litigation.  No proceeding challenging this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(e)           No Governmental Prohibition or Third Party Approval.  The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation and any government regulatory or third party consents or approvals, if any, necessary for the sale of the Shares shall have been received.

(f)            Purchaser Certificate.  The Company shall have received a certificate from the Purchaser, dated the Closing Date, signed by a duly authorized representative of the Purchaser, certifying that the conditions specified in Sections 5.1(b) and 5.1(c) hereof have been fulfilled.

(g)           Closing Deliverables.  The Company shall have received all documents and other items required to be delivered by the Purchaser to the Company pursuant to Section 1.5 and as are reasonably required to be delivered by the Purchaser to effectuate the transactions contemplated by this Agreement and the Related Agreements.

5.2          Conditions to Purchaser’s Obligations at the Closing.  The obligation of the Purchaser to purchase and pay for the Securities on the Closing Date shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction (or waiver), prior thereto or concurrently therewith, of the following further conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true on and as of the Closing Date in all material respects (except for such representations and warranties that are qualified as to materiality, which shall be true in all respects) as though such representations and warranties were made at and as of such date.

(b)           Compliance with Agreement.  The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

(c)           Compliance with Laws.  The purchase of the Securities by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser or the Company is subject (including all applicable federal, state and foreign securities laws).

(d)           No Material Adverse Effect.  There shall have been no developments in the business of the Company or its Subsidiaries which would be reasonably likely to have a Material Adverse Effect.

(e)           Absence of Litigation.  No proceeding challenging this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(f)            No Governmental Prohibition or Third Party Consents.  The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation and any governmental, regulatory or third party consents or approvals, if any, necessary for the sale of the Securities shall have been received.

(g)           NASDAQ Trading.  Trading in the Common Stock shall not have been suspended by the SEC or NASDAQ, and trading in securities generally as reported by NASDAQ shall not have been suspended or limited, and the Common Stock shall not have been delisted on NASDAQ.  The Company shall have made any filings or notifications required by NASDAQ.

(h)           Officer’s Certificate.  The Purchaser shall have received a certificate, dated the Closing Date, signed by a duly authorized executive officer of the Company, certifying that the conditions specified in the foregoing Sections 5.2(a), 5.2(b), 5.2(d), 5.2(e), 5.2(f) and 5.2(g) hereof have been fulfilled.

(i)            Secretary’s Certificate.  The Purchaser shall have received a certificate, dated the Closing Date, of the Secretary of the Company attaching:  (i) a true and complete copy of the Certificate of Incorporation, in effect as of such date; (ii) a true and complete copy of the

Bylaws, in effect as of such date; and (iii) resolutions of the Board authorizing the execution and delivery of this Agreement, the transactions contemplated hereby, the approvals contemplated by Section 2.29 herein and the issuance of the Securities.

(j)            Approval of Proceedings.  All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Purchaser and its counsel.  The Purchaser shall have received copies of all documents or other evidence which they and their counsel may reasonably request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance reasonably satisfactory to the Purchaser and their counsel.

(k)           Closing Deliverables.  The Purchaser shall have received the executed Warrant and all documents and other items required to be delivered by the Company to the Purchaser pursuant to Section 1.6 and as are reasonably required to be delivered by the Company to effectuate the transactions contemplated by this Agreement and the Related Agreements.

ARTICLE 6

REGISTRATION RIGHTS

6.1          Initial Registration.  Upon written demand by Holder at any time after six (6) months after the Closing and during the Registration Period, the Company shall prepare, and, as soon as practicable, but in no event later than thirty (30) days after such date (the “Filing Deadline”), file with the SEC a Registration Statement or Registration Statements (as necessary) on Form S-3 registering the offering and sale of all of the Registrable Securities.  In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 6.4.  The Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as possible, but in no event later than the fifth Business Day after the SEC advises the Company that either (A) it will not review such Registration Statement or (B) it has no further comments with respect to such Registration Statement (the “Effectiveness Deadline”).

6.2          Later Demand Registrations.  If for any reason prior to the expiration of the Registration Period, a Registration Statement required to be filed pursuant to Section 6.1 ceases to be effective or fails to cover all of the Registrable Securities required to be covered by such Registration Statement, a Holder may demand registration pursuant to the terms of and within the time frames set forth in Section 6.1 by providing written demand registration notice to the Company (a “Demand Registration”).  The Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable Securities required to be covered by a Registration Statement hereunder, as soon as practicable, but in any event not later than ten (10) Business Days after the date that the Demand Registration notice is delivered to the Company. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.  The compliance by the Company with the provisions of this Section 6.2 shall not relieve the Company of any liability for a breach of this Agreement, including, without limitation, any breach by the Company of Section

6.1 hereof, and the Holder shall retain any remedies available at law or in equity with respect thereto.

6.3          Ineligibility for Form S-3.  Subject to Section 6.1 as it relates to the use of Form S-3, in the event that Form S-3 is not available for any registration of Registrable Securities hereunder, the Company shall (i) register the sale of the Registrable Securities on another appropriate form reasonably acceptable to the Holder and make such filing as soon as practical and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

6.4          Related Obligations.  At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 6.1, the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of distribution thereof and, pursuant thereto, the Company shall have the following obligations during the Registration Period (as hereinafter defined):

(a)           The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the Filing Deadline) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline in the case of a Form S-3).  The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earliest of (i) the two-year anniversary of the date that the Registration Statement is declared effective; (ii) the date as of which the Holder may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 promulgated under the Securities Act (or successor thereto) or (iii) the date on which the Holder shall have sold all the Registrable Securities covered by such Registration Statement either pursuant to the Registration Statement or in one or more transactions in which the Holder obtained unlegended certificates representing the Registrable Securities so purchased in accordance with applicable securities laws (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of any prospectus only, in light of the circumstances under which they were made) not misleading.

(b)           The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of distribution by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Article 6 (including pursuant to this Section 6.4(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(c)           The Company shall (i) permit a legal counsel for the Holder to review and comment upon those sections of (a) the Registration Statement which are applicable to the Holder at least five (5) Business Days prior to its filing with the SEC, (b) all other Registration Statements and all amendments and supplements to all Registration Statements which are applicable to the Holder (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC and (c) not file any Registration Statement (including any amendment or supplement thereto) or document in a form to which such legal counsel reasonably objects.  The Company shall furnish to such legal counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, provided the legal counsel shall keep such correspondence confidential and shall not provide copies thereof to the Holder without the Company’s prior consent, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, and all exhibits, and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with a Holder’s legal counsel in performing the Company’s obligations pursuant to Section 6.4.

(d)           The Company shall furnish to the Holder whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by such Holder, and all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, such number of copies of the prospectus included in such Registration Statement and all amendments and supplements thereto as such Holder may reasonably request and (iii) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(e)           If required under applicable law, the Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under all other securities or “blue sky” laws of such jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change in the Company’s Certificate of Incorporation or Bylaws that the Board determines in good faith to be contrary to the best interests of the Company and its stockholders, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.6(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.  The Company shall promptly notify a Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f)            As promptly as practicable after becoming aware of such event or development, the Company shall notify a Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Holder as such Holder may reasonably request.  The Company shall also promptly notify a Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to a Holder by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(g)           The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify a Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)           If the offering is an underwritten offering, at the reasonable request of a Holder and at such Holder’s expense, the Company shall use its best efforts to furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as a Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holder.

(i)            The Company shall, upon reasonable notice and during normal business hours, make available for inspection by (i) the Holder, (ii) any legal counsel representing an

Holder and (iii) one firm of accountants or other agents retained by such Holder (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), which are requested for any purpose reasonably related to a Holder’s rights and/or the Company’s obligations under this Article 6, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector which is not a party hereto shall agree in writing prior to obtaining access to any Records, and a Holder hereby agrees, to hold in strict confidence and shall not make any disclosure (except to a Holder similarly bound by the terms hereof) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge.  The Holder receiving the Records agrees that it shall, if permitted by applicable law, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company prior to making any such disclosure and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.  The Holder undertaking an inspection pursuant to this Section 6.4(i) shall, and shall instruct its other Inspectors to, use commercially reasonable efforts to perform any such inspection in a manner designed to not materially disrupt the business activities of the Company. Nothing herein (or in any other confidentiality agreement between the Company and a Holder) shall be deemed to limit the Holder’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j)            The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws or the rules of NASDAQ, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Article 6 or any other agreement, or (v) such Holder expressly consents in writing to the form and content of any such disclosure.  The Company agrees that it shall, if permitted by applicable law, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder prior to making any such disclosure and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k)           The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of the Shares on NASDAQ.  The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 6.4(k).

(l)            The Company shall cooperate with the Holder who holds Registrable Securities being offered and, to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as such Holder may reasonably request and registered in such names as such Holder may request.

(m)          If requested by a Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment, as necessary, such information as a Holder requests to be included therein relating to the Holder and the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding Registrable Securities.

(n)           The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities within the United States.

(o)           The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(p)           Notwithstanding anything to the contrary in this Section 6.6, at any time after the applicable Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Holder in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Holder) and the date on which the Grace Period will begin, and (ii) notify the Holder in writing of the date on which the Grace Period ends; and, provided, further, that no Grace Periods shall exceed sixty (60) consecutive days and during any consecutive three hundred sixty (360) day period, such Grace Periods shall not exceed an aggregate of one hundred twenty (120) days and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (an “Allowable Grace Period”).  For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holder receives the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice.  The provisions of Section 6.4(g) hereof shall not be applicable during the period of any Allowable Grace Period.  Upon expiration of the

Grace Period, the Company shall again be bound by the first sentence of Section 6.4(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. In the event that the Company shall exercise its right to effect a Grace Period hereunder, the Registration Period during which the Registration Statement is to remain effective shall be extended by a period of time equal to the duration of any Grace Periods.

(q)           At the end of the Registration Period the Holder shall discontinue sales of shares pursuant to the Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice by the Company.

6.5          Obligations of the Holder.

(a)           At least seven (7) days prior to the first anticipated filing date of a Registration Statement, the Company shall notify a Holder in writing of the information the Company requires from such Holder if such Holder elects to have any of its Registrable Securities included in such Registration Statement.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Article 6 with respect to such Registrable Securities that such Holder shall furnish to the Company information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request, in each case within seven (7) Business Days of being notified by the Company of its necessity.

(b)           A Holder by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

(c)           A Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.4(g) or the first sentence of Section 6.4(f), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.4(g) or the first sentence of Section 6.4(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to such Holder’s receipt of a notice from the Company of the happening of any event of the kind described in Section 6.4(g) or the first sentence of Section 6.4(f) and for which such Holder has not yet settled.

(d)           As promptly as practicable after becoming aware of such event, a Holder shall notify the Company in writing of the happening of any event as a result of which the information provided in writing by such Holder to the Company expressly for use in the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no separate written notification shall be required for any event disclosed by such Holder in a timely filing with the SEC relating to the Company’s securities.

6.6          Expenses of Registration.  All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 6.1 through 6.6 of this Article 6, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, transfer agent fees and fees and disbursements of counsel for the Company shall be paid by the Company; provided, however, that the Company shall not be required to pay any fees of the Holder’s counsel or any underwriting discounts or commissions applicable to the Holder’s Registrable Securities.

6.7          Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Article 6:

(a)           To the extent permitted by law, the Company shall indemnify any Holder, the directors, officers, members, partners, employees, agents or other representatives of and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages, liabilities, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) (or action in respect thereof), including any Claims incurred in settlement of any litigation, commenced or threatened (subject to Section 6.7(c) below), arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus (final or preliminary), any amendment or supplement thereof, issuer free-writing prospectus, circular, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, (ii) any violation by the Company of any rule or regulation promulgated by the Securities Act, the Exchange Act, or any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, or (iii) any violation by the Company of the terms of this Article 6, and will reimburse any Holder, the directors, officers, members, partners, employees, agents or other representatives of and each Person controlling such Holder, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such Claim as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use in preparation of such Registration Statement, prospectus, amendment or supplement; provided, further that the Company will not be liable in any such case where the Claim results from the material failure of such Holder to comply with the covenants and agreements contained in this Article 6 respecting sales of Registrable Securities.

(b)           The Purchaser will indemnify the Company, the directors, officers, employees, agents, legal counsel and other representatives and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all Claims (or actions in respect thereof), including any Claims incurred in settlement of any litigation, commenced or threatened (subject to Section 6.7(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus (final or preliminary), any amendment or supplement thereof, issuer free-writing prospectus, circular or other documents, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, the directors, officers, employees, agents, legal counsel and other representatives and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such Claim as incurred, in each case to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of a Holder for use in preparation of the Registration Statement, prospectus, amendment or supplement. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to subsection (b) and (d) of this Section 6.7 shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such liability.

(c)           Each party entitled to indemnification under this Section 6.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. Notwithstanding the foregoing, an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding.  An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).  No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)           If the indemnification provided for in this Section 6.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Claim as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission provided, that in no event shall any contribution by a Holder hereunder when combined with amounts paid pursuant to subsection (b) of this Section 6.7 exceed the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

6.8          Assignment and Transfer.  The rights to cause the Company to register Registrable Securities granted to the Purchaser by the Company in this Article 6 may be assigned to a Holder, provided that such Holder is an Affiliate of the Purchaser, in connection with a transfer by such Holder of all or a portion of its Registrable Securities; provided, however, that such transfer must be made at least five (5) days prior to the Filing Deadline and that (a) such transfer may otherwise be effected in accordance with applicable securities laws, including establishing the transferee’s qualification as an “accredited investor” within the meaning of the Securities Act and with the restrictions in this Agreement; (b) such Holder gives prior written notice to the Company at least five (5) days prior to the Filing Deadline; and (c) such transferee agrees in writing with the Company to comply with and be bound by all of the provisions of this Agreement; and (d) such transfer is otherwise in accordance with the applicable requirements of this Agreement. Except as specifically permitted by this Section 6.8, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited. Notwithstanding the foregoing provisions of this Section 6.8, no such restriction shall apply to a transfer by a Holder that is:  (i) a partnership transferring to its partners or former partners in accordance with partnership interests; (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder; (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company; (iv) an affiliated investment fund transferring to another affiliated investment fund; or (v) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transfer is effected in accordance with applicable securities laws, including establishing the transferee’s qualification as an “accredited investor” within the meaning of the Securities Act, and the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Holder hereunder.

6.9          Amendment and Waiver of Registration Rights.  The rights of any Holder under the provisions of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Holder. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon any Holder and the Company.  By acceptance of the benefits under this Article 6, any Holder of the Registrable Securities hereby agree to be bound by the provisions hereof.

6.10        Lock-Up Period.  For a period of twelve (12) months from the Closing Date, the Purchaser agrees not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive such shares, whether now owned or hereinafter acquired, owned directly by the Purchaser or with respect to which the Purchaser has beneficial ownership within the rules and regulations of the SEC; provided, however, that this restriction shall not apply to the Purchaser’s existing obligations under a call option relating to 406,000 of the Company’s shares of Common Stock.

ARTICLE 7

MISCELLANEOUS

7.1          Termination.  This Agreement may be terminated at any time with respect to the applicable parties prior to the Closing:

(a)           By mutual written agreement of the Company and the Purchaser;

(b)           By either the Company or the Purchaser by giving written notice to the other party or parties if any governmental entity shall have issued an injunction or other ruling prohibiting the consummation of any of the transactions contemplated by this Agreement and the Related Agreements and such injunction or other ruling shall not be subject to appeal or shall have become final and unappealable;

(c)           By the Purchaser, if there shall have occurred an event or events constituting a Material Adverse Effect;

(d)           By the Purchaser, if the Company shall have materially breached the terms of this Agreement and such breach is not cured within five (5) Business Days after receiving notice thereof;

(e)           By the Company if the Purchaser shall have materially breached the terms of this Agreement and such breach is not cured within five (5) Business Days after receiving notice thereof; or

7.2          Effect of Termination.  In the event of any termination of this Agreement pursuant to Section 6.1, all rights and obligations of the parties hereunder shall terminate without any liability on the part of any party or its Affiliates in respect thereof; provided, however, that such termination shall not relieve the Company or the Purchaser of any liability for any willful breach of this Agreement.

7.3          Governing Law; Jurisdiction.  This Agreement will be governed by and interpreted in accordance with the laws of the State of New York.

7.4          Counterparts; Signatures by Facsimile or Email.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or email transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

7.5          Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.6          Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then the remainder of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.7          Entire Agreement; Amendments; Waiver.  This Agreement and the Related Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement and the Related Agreements supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.  Except as otherwise provided herein, no provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Purchaser, or in the case of a waiver, by the party against whom enforcement of such waiver is sought.  Any amendment effected in accordance with this Section 7.7 shall be binding upon the holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities and the Company.

7.8          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  The addresses for such communications are:

If to the Company:	FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, CT 06813
Facsimile: (203) 825-6069
Email: rlevine@fce.com
Attention: Ross Levine

FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, CT 06813
Facsimile: (203) 825-6069
Email: mbishop@fce.com
Attention: Michael Bishop

with a copy to:

Patterson Belknap Webb & Tyler LLP
1133 Avenue of the Americas
New York, NY 10036
Facsimile: (212) 336-2222
Email: pjschaeffer@pbwt.com
Attention: Peter J. Schaeffer

If the Purchaser:	NRG Energy Inc.
211 Carnegie Center
Princeton, NJ 08540-6213
Facsimile: (609) 524-4589
Attention: Christopher Sotos
Email: Chistopher.Sotos@nrgenergy.com

NRG Energy Inc.
211 Carnegie Center
Princeton, NJ 08540
Facsimile: (609) 524-4589
Email: www.nrgenergy.com
Attention: Kevin P. Malcarney

Each party will provide ten (10) days’ advance written notice to the other parties of any change in its address.

7.9          Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and permitted assigns.  The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, and the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except as permitted in accordance with Section 6.8 hereof.

7.10        Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.11        No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.12        Equitable Relief.  The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchaser.  The Company therefore agrees that the Purchaser is entitled to seek temporary and permanent injunctive relief in any such case.  The Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company.  The Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

7.13        Survival of Representations and Warranties.  Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchaser herein shall survive for a period of twelve (12) months from the Closing Date.  All covenants contained herein shall survive the execution of this Agreement and the Closing of the transactions contemplated hereby (except to the extent expressly provided in this Agreement).

7.14        Limitation on Enforcement of Remedies.  The Company hereby agrees that it will not assert against the shareholders, limited partners or any members of the Purchaser any claim it may have under this Agreement by reason of any failure or alleged failure by such Purchaser to meet its obligations hereunder.

7.15        Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated Person or Persons under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

7.16        Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by the Purchaser on the Closing Date (except for certificates evidencing the Shares themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to the Purchaser, may be reproduced by the Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Purchaser may destroy any original document so reproduced.  All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

7.17        Lost, etc. Certificates Evidencing Securities; Exchange.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate or Warrant Agreement evidencing any Securities owned by the Purchaser and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of securities evidenced by such certificate which remain outstanding.  The Purchaser’s agreement of indemnity shall constitute indemnity satisfactory to the Company for purposes of this Section 7.17.  Upon surrender of any certificate representing any Shares, for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares represented by the certificate so surrendered and registered as such holder may request.  The Company will also pay the cost of all deliveries of certificates for such Shares to the office of the Purchaser (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 7.17.

7.18        Draftsmanship.  Each of the parties hereto has been represented by its own counsel and acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.  Whenever required by the context hereof, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

FUELCELL ENERGY, INC.

By:	/s/ Michael Bishop
Name: Michael Bishop
Title: Senior Vice President and CFO

NRG ENERGY INC.

By:	/s/ Christopher Sotos
Name: Christopher Sotos
Title: Senior Vice President

EXHIBIT A

DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

“Allowable Grace Period” has the meaning set out in Section 6.4(p).

“Board” has the meaning set forth in Section 2.3(c).

“Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

“Bylaws” has the meaning set forth in Section 2.3(d).

“Certificate of Incorporation” has the meaning set forth in Section 2.3(d).

“Claims” has the meaning set forth in Section 6.6(a).

“Closing” has the meaning set forth in Section 1.4.

“Closing Date” has the meaning set forth in Section 1.4.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the introductory paragraph.

“Delay Payment Rate” means during the Damages Accrual Period, an amount per week (or portion thereof) per share of Common Stock equal to 1% of the per share Purchase Price of such Share.

“Demand Registration” has the meaning set forth in Section 6.2.

“DGCL” means the Delaware General Corporation Law.

“Disclosure Schedule” means the Disclosure Schedules of the Company delivered concurrently herewith and incorporated herein by reference.

“Effectiveness Deadline” has the meaning set forth in Section 6.1.

“Evaluation Date” has the meaning set forth in Section 2.7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Deadline” has the meaning set forth in Section 6.1.

“Financial Statements” means the financial statements of the Company included in the SEC Documents.

“Grace Period” has the meaning set forth in Section 6.4(p).

“Holder” means the Purchaser and any Person to whom the Purchaser, in accordance with Section 6.8 hereof, transfers its rights under Article 6 of this Agreement.

“Indemnified Party” has the meaning set forth in Section 6.9(c).

“Indemnifying Party” has the meaning set forth in Section 6.9(c).

“Independent Director” means a person meeting the independence requirements under any rule or regulation of the SEC or NASDAQ (or any other principal stock exchange or market upon which the Common Stock may trade).

“Inspectors” has the meaning set forth in Section 6.4(i).

“Intellectual Property Rights” has the meaning set forth in Section 2.10(a).

“Investment Company Act” has the meaning set forth in Section 2.24.

“Liens” means security interests, pledges, liens, charges, claims, options, restrictions on transfer, mortgages, rights of first refusal, preemptive or similar rights, proxies and voting or other agreements, or other encumbrances of any nature whatsoever.

“Material Adverse Effect” means an event, change or occurrence that individually, or together with any other event, change or occurrence, has had or reasonably could be expected to have a material adverse effect on (a) the business, operations, assets, prospects or financial condition of the Company and its Subsidiaries, taken together as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement and the Related Agreements.

“Material Contracts” has the meaning set forth in Section 2.14(a).

“Material Permits” has the meaning set forth in Section 2.5(c).

“Named Executive Officer” means those individuals identified as Named Executive Officer in the Company’s proxy statement filed with the SEC on February 11, 2014.

“NASDAQ” has the meaning set forth in Section 1.1.

“Offering” means the offer, sale, issuance and purchase of the Shares contemplated by this Agreement.

“Non-US Person” has the meaning set forth in Section 3.2.

“Per Share Purchase Price” has the meaning set forth in Section 1.1.

“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

“Preferred Stock” has the meaning set forth in Section 2.3(a).

“Purchaser” has the meaning set forth in the introductory paragraph.

“Purchase Price” has the meaning set forth in Section 1.1.

“Records” has the meaning set forth in Section 6.4(i).

The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the Shares and the Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a Registration Statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C)  in the case of a particular Holder, are all available for sale by such Holder pursuant to Rule 144 or a similar exemption under the Securities Act without limitation during a three-month period without registration, or (D) are held by a Holder or a permitted transferee pursuant to Section 6.8.

“Registration Delay” means the occurrence of any of (i) a Registration Statement covering all of the Registrable Securities is not filed with the SEC on or before the Filing Deadline or is not declared effective on or before the Effectiveness Deadline, (ii) a Registration Statement in connection with a Demand Registration covering all of the Registrable Securities required to be covered thereby is not filed with the SEC on or before the deadline described in the last sentence of Section 6.2, (iii) on any day during the Registration Period (other than during an Allowable Grace Period), all of the Registrable Securities required to be included in such Registration Statement cannot be sold pursuant to such Registration Statement as a matter of law or because the Company has failed to perform the applicable time period required for such performance (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, or to register a sufficient number of Shares, or (iv) a Grace Period exceeds the length of an Allowable Grace Period.

“Registration Period” has the meaning set forth in Section 6.6(a).

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities.

“Related Agreements” has the meaning set forth in Section 2.2.

“Required Approvals” has the meaning set forth in Section 2.5(b).

“Resignation Event” means that the Designated Director, as determined by the Board in good faith following compliance with the procedures set forth below in this definition, (A) is prohibited or disqualified from serving as an Independent Director of the Company; (B) has engaged in acts or omissions constituting a breach of the Designated Director’s duty of loyalty to the Company or its stockholders; (C) has engaged or more likely than not, as determined by a majority of the independent directors of the Board (other than the Designated Director), engaged in acts or omissions which involve moral turpitude, fraud, intentional misconduct or an intentional violation of law, (D) has engaged in any transaction involving the Company from which the Designated Director derived an improper personal benefit, or (E) has violated the attendance or other material Company policies applicable to all Board members. Prior to making a determination that any Resignation Event described in clauses (A) through (E) above has occurred, the Board shall provide the Designated Director with proper notice of a meeting of the Board in accordance with the Company’s Bylaws at which the removal of such Designated Director will be considered. At such duly called and held Board meeting, the Board shall provide the Designated Director with a reasonable opportunity to be heard and to present information relevant to the Board’s proposed determination.  The Board may make a determination that a Resignation Event has occurred only following its consideration in good faith of such information presented by the Designated Director.

“Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

“Sarbanes-Oxley Act of 2002” means the Sarbanes-Oxley Act of 2002, as amended, and the related rules and regulations promulgated under such act or the Exchange Act.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 2.6.

“Securities” means the Shares, the Warrant and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Share” and “Shares” has the meaning set forth in Section 1.1.

“Standstill Termination” means the later of (i) the date that is eighteen months from the Closing Date or (ii) the date that is one year from the last day that the Purchaser’s Designated Director serves on the Company’s Board.  For the avoidance of doubt, the provisions of

Section 4.15 shall apply during all times that the Purchaser’s Designated Director serves on the Company’s Board.

“Subsidiary” and “Subsidiaries” of any person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Termination Event” means the Purchaser ceasing to own at least five (5%) of the shares of the Company’s Common Stock outstanding as of the date of determination.

“Warrant” has the meaning set forth in Section 1.1.

“Warrant Shares” has the meaning set forth in Section 1.1.

EXHIBIT B

DISCLOSURE SCHEDULES

This Disclosure Schedule is made and given pursuant to Section 2 of the Securities Purchase Agreement, dated July 30, 2014, by and between Fuelcell Energy, Inc. and NRG Energy Inc. (the “Agreement”).  The section numbers below correspond to the section numbers of the representations and warranties in the Agreement.

None

C-1

EXHIBIT C

FORM OF WARRANT

C-1